Exhibit 99.1

Diodes Incorporated to Announce First Quarter 2026 Financial Results on May 7, 2026

Plano, Texas – April 16, 2026 – Diodes Incorporated (Nasdaq: DIOD) will host a conference call on Thursday, May 7, 2026 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its first quarter 2026 financial results.

Joining Gary Yu, President and Chief Executive Officer of Diodes Incorporated, will be Brett Whitmire, Chief Financial Officer, and Emily Yang, Senior Vice President of Worldwide Sales and Marketing. The Company intends to distribute the announcement of its first quarter 2026 financial results on that same day at 3:05 p.m. Central Time (4:05 p.m. Eastern Time).

Analysts and investors are invited to join the conference call using the following information:

Date: Thursday, May 7, 2026

Time: 4:00 p.m. Central Time (5:00 p.m. Eastern Time)

Conference Call Number: 1-833-634-2590

International Call Number: +1-412-317-6038

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through May 14, 2026. The replay dial-in number is 1-855-669-9658, and the pass code 9209755. International callers should dial +1-412-317-0088 and enter the same pass code.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website. For those unable to participate during the live broadcast of the conference call, a replay webcast will be available shortly thereafter on the Company’s website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and power solutions combined with a flexible hybrid manufacturing model that meet customers’ needs. Our broad range of application-specific products, delivered through a total solutions sales approach and supported by global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-growth markets. For more information, visit www.diodes.com.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

© 2026 Diodes Incorporated. All Rights Reserved.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Vice President, IR & Corporate Marketing	President, Investor Relations
P: 408-232-9003	E: lsievers@sheltongroup.com
E: Gurmeet_Dhaliwal@diodes.com